UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2017

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 525 S. Hewitt Street, Los Angeles, California (Address of principal executive offices)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification Number) 90013 (Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 14, 2017, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company sold 1,000 shares of newly-created Series C Preferred Stock (the “Series C Preferred Stock”) to the Company’s Chief Executive Officer and Director, T. Riggs Eckelberry, in consideration for his continued employment with the Company.

The terms of the Series C Preferred Stock are discussed more fully in Item 5.03 of this filing.

Item 3.02 Unregistered Sales of Equity Securities

Consultant Issuances

On February 28, 2017, the Company issued to consultants an aggregate of 5,357,143 shares of the Company’s common stock in lieu of cash consideration.

The securities referenced above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act.

Make Good Issuances

In connection with certain one-time make good agreements, on February 28, 2017, the Company issued an aggregate of 2,327,757 shares of its common stock to certain holders of its common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Conversion of Notes

On March 10, 2017, holders of convertible promissory notes converted an aggregate principal and interest amount of $43,966 into an aggregate of 21,982,877 shares of the Company’s common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Private Placement

Between February 28, 2017 and March 9, 2017, the Company sold, in a private placement, an aggregate of 14,300,000 shares of its common stock to accredited investors for an aggregate consideration of $71,500 (the “Offering”). The shares issued in this Offering are subject to price protection for a period of one year from the issuance of the shares providing that under certain circumstances, the Company will issue additional shares of common stock of the Company for no additional consideration to the subscribers thereunder. The subscribers agree to the lock-up provision, under which subject to certain terms and conditions therein, the subscribers shall not sell any of their shares of common stock of the Company obtained in this Offering for a period of twelve months.

The securities referenced above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D and/or Regulation S promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Series C Share Issuance

On March 14, 2017, the Company issued 1,000 shares of newly-created Series C Preferred Stock to the Company’s Chief Executive Officer and Director, T. Riggs Eckelberry.

The terms of the Series C Preferred Stock are discussed more fully in Item 5.03 of this filing.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 3.03 Material Modification to Rights of Security Holders

On March 15, 2017, as contemplated by the Securities Purchase Agreement and as approved by the Company’s Board of Directors and holders of Series A Preferred Stock, the Company filed the Certificate of Designation for its newly-created Series C Preferred Stock with the Secretary of State of Nevada designating 1,000 shares of its authorized preferred stock as Series C Preferred Stock. The rights and privileges of the Series C Preferred Stock are discussed more fully in Item 5.03 below and incorporated herein by reference, and the full text of the form of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 5.01 Changes in Control of Registrant

On March 14, 2017, the Company issued 1,000 shares of newly-created Series C Preferred Stock to the Company’s Chief Executive Officer and Director, T. Riggs Eckelberry. As a result of the super majority voting power of the Series C Preferred Stock described above, Mr. Eckelberry will have the power to control the voting of shares of common stock of the Company on all matters and as such on such date, a change in control will occur.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

New Series C Preferred Stock

On March 15, 2017, as contemplated by the Securities Purchase Agreement and as approved by the Company’s Board of Directors and holders of Series A Preferred Stock, the Company filed a Certificate of Designation for its Series C Preferred Stock with the Secretary of State of Nevada (the “Certificate of Designation”) designating 1,000 shares of its authorized preferred stock as Series C Preferred Stock. The shares of Series C Preferred Stock have a par value of $0.0001 per share. The Series C Preferred Shares do not have a dividend rate or liquidation preference and are not convertible into shares of common stock.

For so long as any shares of the Series C Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have voting power equal to 51% of the total vote (representing a super majority voting power) on all shareholder matters of the Company. Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of Series C Preferred Stock.

The shares of the Series C Preferred Stock shall be automatically redeemed by the Company at their par value on the first to occur of the following triggering events: (i) on the date that Mr. Eckelberry ceases, for any reason, to serve as officer, director or consultant of the Company, or (ii) on the date that the Company’s shares of common stock first trade on any national securities exchange provided that the listing rules of any such exchange prohibit preferential voting rights of a class of securities of the Company, or listing on any such national securities exchange is conditioned upon the elimination of the preferential voting rights of the Series C Preferred Stock set forth in the Certificate of Designation.

Additionally, the Company is prohibited from adopting any amendments to the Company’s Bylaws, Articles of Incorporation, as amended, making any changes to the Certificate of Designation establishing the Series C Preferred Stock, or effecting any reclassification of the Series C Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series C Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series C Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series C Preferred Stock.

This brief description of the Certificate of Designation is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Certificate of Designation as attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits.

3.1	Series C Certificate of Designation of OriginClear, Inc. filed with the Secretary of State of Nevada on March 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

March 16, 2017	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry Title: Chief Executive Officer

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